UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

RADIANT LOGISTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Triton Towers Two 700 S. Renton Village Place Seventh Floor
Renton, Washington		98057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 462-1094

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	RLGT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on May 23, 2023, the holders of our outstanding common stock took the actions described below. As of the record date for the annual meeting, 48,181,256 shares of common stock were issued and outstanding, each entitled to one vote per share.

1.
The stockholders elected Bohn H. Crain, Richard P. Palmieri, Michael Gould, and Kristin Toth Smith to serve on our board of directors until the 2023 annual meeting of stockholders and their successors have been duly elected and qualified. The results of the voting are as follows:

Name	For	Against	Abstain	Broker Non-Votes
Bohn H. Crain	36,347,989	567,977	14,803	5,884,925
Richard P. Palmieri	25,728,106	11,187,465	15,198	5,884,925
Michael Gould	27,831,231	9,083,393	16,145	5,884,925
Kristin Toth Smith	35,161,871	1,754,205	14,693	5,884,925

2.
The stockholders approved a proposal to ratify the selection of Moss Adams, LLP as our independent auditor for the 2023 fiscal year. The results of the voting are as follows:

For	Against	Abstain	Broker Non-Votes
42,641,416	43,143	131,135	None

3.
The stockholders approved, on an advisory basis, our executive compensation. The results of the voting are as follows:

For	Against	Abstain	Broker Non-Votes
31,614,465	4,472,244	844,060	5,884,925

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date:	May 24, 2023	By:	/s/ Todd Macomber
Todd Macomber Senior Vice President and Chief Financial Officer